Exhibit 21
Subsidiaries of Polaris Industries Inc. as of December 31, 2014

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
A.M. Holding S.A.S.	France
Aixam Immobilier S.A.S.	France
Aixam Lusitana Sociedad De Comercializacae de Automoveis, S.A.	Portugal
Aixam Mega S.A.S.	France
Aixam Production S.A.S.	France
Aixam Mega Engineering S.A.S.	France
AIXAM Mega GmbH	Austria
Aixam Mega Italia S.R.L.	Italy
Aixam Mega Ltd.	United Kingdom
Aixam Mega Nederland BV	Netherlands
Aixam-Mega Iberica, S.L.	Spain
Carmax SAS	France
Carmetal SAS	France
Compagnie Industrielle du Vencors SAS	France
Eicher Polaris Private Ltd. (50%)	India
FAM SAS	France
Goupil Industrie S.A.	France
Indian Motorcycle Company	Delaware
Indian Motorcycle International, LLC	Delaware
Indian Motorcycle USA, LLC	Delaware
KLIM Europe ApS	Denmark
KLIM Europe Sarl	Switzerland
Kolpin Outdoors, Inc.	Wisconsin
Mega Production S.A.	France
North Pole Star, LLC	Mexico
Polaris Acceptance (50%)	Illinois
Polaris Acceptance Inc.	Minnesota
Polaris Britain Limited	United Kingdom
Polaris Canada Holdco LP	Canada
Polaris Direct Inc.	Minnesota
Polaris Finance Co Sarl	Luxembourg
Polaris France S.A.S.	France
Polaris Germany GmbH	Germany
Polaris India Private Ltd.	India
Polaris Industries Holdco LP	Cayman Islands
Polaris Industries Inc.	Delaware
Polaris Industries LLC	Delaware
Polaris Industries Ltd.	Manitoba, Canada
Polaris Industries Manufacturing LLC	Minnesota
Polaris Insurance Services LLC	Minnesota
Polaris Limited China	China
Polaris Luxembourg I Sarl	Switzerland
Polaris Luxembourg II Sarl	Switzerland
Polaris Norway AS	Norway
Polaris of Brazil	Brazil
Polaris Poland Sp. z o.o	Poland
Polaris Sales Australia Pty Ltd.	Australia
Polaris Sales Europe Inc.	Minnesota
Polaris Sales Europe Sarl	Switzerland
Polaris Sales Inc.	Minnesota
Polaris Sales Mexico, S. de R.L. de C.V.	Mexico
Polaris Sales Spain, S.L.	Spain
Polaris Scandinavia AB	Sweden
Primordial, Inc.	Delaware
Resilient Technologies LLC	Wisconsin
SCI GEB	France

swissauto powersport LLC	Switzerland
Teton Outfitters, LLC	Idaho
Victory Motorcycles Australia Pty Ltd	Australia